Exhibit 13

Exhibit 13

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350

I, Peter Francis King, certify that the Annual Report on Form 20-F for the year ended 30 September 2022 of Westpac Banking Corporation (the "issuer") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 6 November 2022

/s/ Peter Francis King

Peter Francis King
Managing Director and
Chief Executive Officer

I, Michael Rowland, certify that the Annual Report on Form 20-F for the year ended 30 September 2022 of Westpac Banking Corporation (the "issuer") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 6 November 2022

/s/ Michael Rowland

Michael Rowland
Chief Financial Officer